Exhibit 99.1

100 N. Broadway Ave
FOR IMMEDIATE RELEASE	Oklahoma City, OK 73102
Thursday, April 16, 2026	www.bancfirst.bank

BANCFIRST CORPORATION REPORTS FIRST QUARTER EARNINGS

BancFirst Corporation (NASDAQ GS:BANF) reported net income of $63.0 million, or $1.85 per diluted share, for the first quarter of 2026 compared to net income of $56.1 million, or $1.66 per diluted share, for the first quarter of 2025.

The Company’s net interest income for the three-months ended March 31, 2026 increased to $127.6 million compared to $115.9 million for the same period in 2025. Higher loan volume along with general growth in earning assets were the primary drivers of the change in net interest income. Net interest margin was 3.74% for the first quarter of 2026 compared to 3.70% for the first quarter of 2025. The Company recorded a provision for credit losses of $2.1 million and $1.6 million for the quarter-ended March 31, 2026 and 2025, respectively.

Noninterest income for the quarter totaled $51.4 million compared to $49.0 million in the same quarter last year. Trust revenue, services charges on deposits, treasury income, and securities transaction each increased when compared to first quarter of 2025 partially offset by a decrease in insurance commissions.

Noninterest expense grew to $96.8 million for the quarter-ended March 31, 2026 compared to $92.2 million in the same quarter in 2025. The increase in noninterest expense was primarily attributable to the growth in salaries and employee benefits of $4.3 million. The total salaries and benefits expenses recorded of $58.9 million for the period ended March 31, 2026 is after a favorable adjustment to the funded employee benefit trust of $1.8 million. Total noninterest expense for the first quarter of 2026 also reflects conversion expenses related to American Bank of Oklahoma. For the first quarter of 2025 the Company recorded a $4.4 million expense related to the disposition of certain equity investments no longer permissible under the Volcker rule, no such equivalent expense was recorded in 2026

At March 31, 2026, the Company’s total assets were $15.1 billion, an increase of $277.6 million from December 31, 2025. Loans grew $51.4 million from December 31, 2025, totaling $8.6 billion at March 31, 2026. Deposits totaled $12.9 billion, an increase of $230.7 million from year-end 2025. Sweep accounts totaled $5.1 billion at March 31, 2026, up $160.2 million from December 31, 2025. The Company’s total stockholders’ equity was $1.9 billion, an increase of $47.8 million from the end of 2025.

Nonaccrual loans represented 0.72% of total loans at both March 31, 2026 and year-end 2025; nonaccrual loans totaled $62.2 million at the end of the first quarter 2026. The allowance for credit losses to total loans was 1.23% at March 31, 2026 and 1.22% at December 31, 2025. Net charge-offs were $1.5 million for the quarter compared to $503,000 for the first quarter last year.

BancFirst Corporation CEO David Harlow commented, “Strong deposit growth in the quarter, margin expansion, and increases in non-interest income compared to prior year combined to result in a strong quarter for the Company. We also successfully completed the conversion of American Bank of Oklahoma into BancFirst during the quarter. The economy in our region of the country continues to perform well and charge-offs for the quarter were in line with historical levels. Loans were up modestly from year end while credit quality remained solid. With so many variables in play at the macro level of the economy, our longer-term outlook remains a mixed bag and thus we continue to maintain a healthy allowance for credit losses as a percentage of loans.”

BancFirst Corporation (the Company) is an Oklahoma based financial services holding company. The Company operates three subsidiary banks, BancFirst, an Oklahoma state-chartered bank with 109 banking locations serving 62 communities across Oklahoma, Pegasus Bank, a Texas state-chartered bank with three banking locations in the Dallas Metroplex area, and Worthington Bank, a Texas state-chartered bank with threelocations in the Fort Worth Metroplex area, one location in Arlington Texas and one location in Denton Texas. More information can be found at www.bancfirst.bank.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management’s current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

For additional information call:

Hannah Andrus, Chief Financial Officer at (405) 218-4174 or

David Harlow, Chief Executive Officer at (405) 270-1082.

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2026	2025	2025	2025	2025
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Condensed Income Statements:
Net interest income	$127,605	$127,667	$125,615	$121,256	$115,949
Provision for credit losses on loans	2,578	(1,975)	4,222	1,239	1,461
(Benefit from)/provision for off-balance sheet credit exposures	(435)	234	216	148	125
Noninterest income:
Trust revenue	6,057	5,933	5,850	5,795	5,539
Service charges on deposits	18,042	18,393	18,131	17,741	16,804
Securities transactions	904	964	492	(740)	(333)
Sales of loans	780	781	916	830	636
Insurance commissions	9,440	7,643	8,954	7,920	10,410
Cash management	10,566	10,120	10,338	10,573	10,051
Other	5,602	9,499	5,185	5,929	5,787
Total noninterest income	51,391	53,333	49,866	48,048	48,894

Noninterest expense:
Salaries and employee benefits	58,855	58,570	57,681	55,147	54,593
Occupancy expense, net	6,286	6,946	6,434	6,037	5,753
Depreciation	4,816	4,872	4,725	4,691	4,808
Amortization of intangible assets	975	836	862	862	886
Data processing services	3,448	3,041	2,901	2,985	2,892
Net expense from other real estate owned	3,605	12,044	2,778	2,941	2,658
Marketing and business promotion	2,641	3,121	2,126	2,325	2,461
Deposit insurance	1,847	1,692	1,736	1,675	1,725
Other	14,316	16,268	12,829	11,536	16,403
Total noninterest expense	96,789	107,390	92,072	88,199	92,179
Income before income taxes	80,064	75,351	78,971	79,718	71,078
Income tax expense	17,069	15,854	16,317	17,371	14,966
Net income	$62,995	$59,497	$62,654	$62,347	$56,112
Per Common Share Data:
Net income-basic	$1.88	$1.78	$1.88	$1.87	$1.69
Net income-diluted	1.85	1.75	1.85	1.85	1.66
Cash dividends declared	0.49	0.49	0.49	0.46	0.46
Common shares outstanding	33,575,976	33,539,032	33,329,247	33,272,131	33,241,564
Average common shares outstanding -
Basic	33,557,536	33,423,922	33,310,290	33,255,015	33,232,788
Diluted	34,027,895	33,906,434	33,864,129	33,795,243	33,768,873
Performance Ratios:
Return on average assets	1.71%	1.60%	1.76%	1.79%	1.66%
Return on average stockholders’ equity	13.59	13.02	14.18	14.74	13.85
Net interest margin	3.74	3.71	3.79	3.75	3.70
Efficiency ratio	54.07	59.33	52.47	52.10	55.92

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2026	2025	2025	2025	2025
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Balance Sheet Data:

Total assets	$15,116,541	$14,838,893	$14,198,140	$14,045,780	$14,038,055
Interest-bearing deposits with banks	4,430,751	4,177,406	3,849,736	3,737,763	3,706,328
Debt securities	886,519	924,948	1,015,941	1,104,604	1,167,441
Total loans	8,596,068	8,544,634	8,287,167	8,124,497	8,102,810
Allowance for credit losses	(105,330)	(104,299)	(99,511)	(96,988)	(100,455)
Noninterest-bearing demand deposits	4,105,840	3,897,613	3,816,389	3,967,626	4,027,797
Money market and interest-bearing checking deposits	5,605,932	5,610,882	5,393,791	5,301,439	5,393,995
Savings deposits	1,391,142	1,318,062	1,251,394	1,205,602	1,174,685
Time deposits	1,798,187	1,843,836	1,656,813	1,581,525	1,530,273
Total deposits	12,901,101	12,670,393	12,118,387	12,056,192	12,126,750
Stockholders' equity	1,901,912	1,854,125	1,782,801	1,728,038	1,672,827
Book value per common share	56.65	55.28	53.49	51.94	50.32
Tangible book value per common share (non-GAAP)(1)	50.58	49.20	47.71	46.12	44.47
Balance Sheet Ratios:
Average loans to deposits	67.02%	66.43%	67.32%	67.11%	68.08%
Average earning assets to total assets	92.84	93.00	93.00	92.97	93.10
Average stockholders' equity to average assets	12.60	12.33	12.38	12.14	12.00
Asset Quality Data:
Past due loans	$8,364	$8,115	$7,959	$7,515	$5,120
Nonaccrual loans (3)	62,178	61,130	57,266	49,878	56,371
Other real estate owned and repossessed assets	53,649	49,134	53,233	53,022	35,542
Nonaccrual loans to total loans	0.72%	0.72%	0.69%	0.61%	0.70%
Allowance to total loans	1.23	1.22	1.20	1.19	1.24
Allowance to nonaccrual loans	169.40	170.62	173.77	194.45	178.20
Net charge-offs to average loans	0.02	0.02	0.02	0.05	0.01

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)(2):

Stockholders' equity	$1,901,912	$1,854,125	$1,782,801	$1,728,038	$1,672,827
Less goodwill	183,388	182,739	182,263	182,263	182,263
Less intangible assets, net	20,382	21,357	10,548	11,410	12,272
Tangible stockholders’ equity (non-GAAP)	$1,698,142	$1,650,029	$1,589,990	$1,534,365	$1,478,292
Common shares outstanding	33,575,976	33,539,032	33,329,247	33,272,131	33,241,564
Tangible book value per common share (non-GAAP)	$50.58	$49.20	$47.71	$46.12	$44.47

(1) Refer to the “Reconciliation of Tangible Book Value per Common Share (non-GAAP)” Table.

(2) Tangible book value per common share is stockholders’ equity less goodwill and intangible assets, net, divided by common shares outstanding. This amount is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate the financial condition and capital strength of the Company. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(3) Government Agencies guarantee approximately $10.8 million of nonaccrual loans at March 31, 2026.

	BancFirst Corporation
	Consolidated Average Balance Sheets
	And Interest Margin Analysis
	Taxable Equivalent Basis
	(Dollars in thousands - Unaudited)

	Three Months Ended
	March 31, 2026
		Interest	Average
	Average	Income/	Yield/
	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$8,550,328	$144,317	6.85%
Securities – taxable	901,732	5,873	2.64
Securities – tax exempt	7,545	66	3.56
Interest bearing deposits with banks and FFS	4,392,801	40,082	3.70
Total earning assets	13,852,406	190,338	5.57

Nonearning assets:
Cash and due from banks	225,545
Interest receivable and other assets	947,400
Allowance for credit losses	(104,409)
Total nonearning assets	1,068,536
Total assets	$14,920,942

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest bearing liabilities:
Money market and interest-bearing checking deposits	$5,594,239	$35,318	2.56%
Savings deposits	1,350,444	8,938	2.68
Time deposits	1,819,643	16,972	3.78
Short-term borrowings	15,096	142	3.82
Long-term borrowings	6,144	42	2.77
Subordinated debt	86,219	1,030	4.85
Other liabilities	16,725	133	3.23
Total interest bearing liabilities	8,888,510	62,575	2.86

Interest free funds:
Noninterest bearing deposits	3,994,201
Interest payable and other liabilities	158,808
Equity	1,879,423
Total interest free funds	6,032,432
Total liabilities and stockholders’ equity	$14,920,942
Net interest income		$127,763
Net interest spread			2.71%
Effect of interest free funds			1.03%
Net interest margin			3.74%